Exhibit 99
     Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
December 20, 2017
INVESTOR CONTACT:
Todd Shoot
Treasurer & VP, Investor Relations
217-221-4416

Titan International, Inc. Completes Redemption of 6.875% Senior Secured Notes due 2020

QUINCY, IL. - Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”) today announced the completion of its previously announced redemption of all of its outstanding $50,388,000 aggregate principal amount of the 6.875% Senior Secured Notes due 2020 (the “Senior Secured Notes due 2020”). The Company redeemed the notes at a price of $1,034.38 for each $1,000 principal amount of notes redeemed, or approximately $52.1 million in total, plus approximately $0.8 million of unpaid interest accrued to the redemption date. The Company did not incur any early termination penalties in connection with the redemption of the Senior Secured Notes due 2020 beyond the premium reflected in the redemption price described above.

The completion of the redemption discharges the Indenture, dated October 7, 2013 (the “2020 Senior Secured Notes Indenture”), among Titan, the Guarantors party thereto (the "Guarantors"), and U.S. Bank National Association as the Trustee and the Collateral Trustee (collectively, the "Trustee"), under which the Senior Secured Notes due 2020 were issued, as supplemented by the First Supplemental Indenture dated November 20, 2017 among Titan, the Guarantors and the Trustee (the “First Supplemental Indenture”) and the Discharge Supplemental Indenture (the “Discharge Supplemental Indenture”) dated as of November 20, 2017 among the Company, the Guarantors and the Trustee. The 2020 Senior Secured Notes Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2013, and the First Supplemental Indenture and the Discharge Supplemental Indenture were filed as Exhibits 4.3 and 4.4, respectively, to the Company's Current Report on Form 8-K filed on November 20, 2017.

In connection with this transaction, Titan will record expenses of approximately $2.1 million in the fourth quarter of 2017. These expenses relate primarily to the redemption premium of $34.38 per $1,000 principal amount of the Senior Secured Notes due 2020 and unamortized deferred financing fees. The expenses in connection with this transaction, along with expenses associated with the previously announced tender offer, are expected to total approximately $18.6 million in the fourth quarter of 2017.

Safe harbor statement:
This press release contains forward-looking statements. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; unfavorable outcomes of legal proceedings; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; actions of domestic and foreign governments; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.